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                                                             EXECUTION COPY




                           RESORTS INTERNATIONAL, INC.
                                 1133 BOARDWALK
                         ATLANTIC CITY, NEW JERSEY 08401






                          Dated as of November 30, 1993



Sun International Hotels Limited
c/o Sun International Management (U.K.) Ltd.
Gravel Hill, Badgemore House
Henley-On-Thames
Oxfordshire RG9 4NR
United Kingdom

Attn:       Mr. Howard B. Kerzner

      Re:   BAHAMAS DEVELOPERS LIMITED

Dear Mr. Kerzner:

            Resorts International, Inc. ("Resorts") and Sun International Hotels Limited ("Sun") are parties to the Purchase Agreement dated October 11, 1993 (the "Purchase Agreement"), regarding the purchase and sale of the capital stock of Resorts International (Bahamas) 1984 Limited ("RIB") and certain assets related to the Paradise Island Business. All capitalized terms used in this letter without definition shall have the meanings set forth in the Purchase Agreement.

            This letter sets forth our understanding with respect to the transfer of all the issued and outstanding shares of capital stock (the "BDL Shares") of Bahamas Developers Limited, a Bahamian corporation and wholly owned subsidiary of RIB ("BDL"). Resorts has delivered to Sun a report of Donald W. McIntosh Associates, Inc. dated November 29, 1993, describing certain development liabilities relating to BDL (the "BDL Development Liabilities").

            1. From the date hereof until the Closing of Purchase Agreement, if a "material claim" is made against



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BDL, Resorts may notify Sun in writing that it intends to cause RIB to place
BDL into liquidation and Sun shall have seven calendar days after receipt of such notice to instruct Resorts not to proceed with such liquidation. If Sun notifies Resorts not to proceed with the liquidation of BDL within such seven calendar days, BDL shall not be placed into liquidation and at the Closing of the Purchase Agreement RIB will be the owner of BDL Shares, and Sun agrees to indemnify Resorts and its affiliates from the BDL Development Liabilities and, subject to the terms of the Purchase Agreement, all other liabilities relating to BDL, and the Preliminary Closing Date Balance Sheet and the Closing Date Balance Sheet shall not include any amounts for the BDL Development Liabilities. If Sun does not notify Resorts to not proceed with the liquidation of BDL within such seven calendar days, Resorts (i) shall promptly, and in any event prior to the Closing of the Purchase Agreement, cause BDL to be placed into liquidation, (ii) agrees to pay to Sun 50% of all costs of such liquidation paid by RIB after January 1, 1994, in excess of $10,000 and (iii) agrees to indemnify RIB and its affiliates from all liabilities relating to BDL, including the BDL Development Liabilities.

            2. From the date hereof until ten Business Days before the Closing of the Purchase Agreement, if Resorts receives a bona fide fully financed cash offer (which offer shall include the assumption of all contingent liabilities of BDL, including the BDL Development Liabilities, and shall not provide for any indemnification by RIB or any of its subsidiaries of any liabilities of BDL, including the BDL Development Liabilities) for the BDL Shares (the "Sale Offer"), it shall deliver to Sun a copy of such Sale Offer. Upon receipt of the Sale Offer, Sun shall have until the earlier of 60 calendar days or five Business Days prior to Closing of the Purchase Agreement in which to instruct Resorts not to accept the Sale Offer. If Sun instructs Resorts not to accept the Sale Offer within such time period, the Sale Offer shall not be accepted and at the Closing of the Purchase Agreement RIB will be the owner of the BDL Shares, and Sun agrees to indemnify Resorts and its affiliates from the BDL Development Liabilities and, subject to the terms of the Purchase Agreement all other liabilities relating to BDL, and the Preliminary Closing Date Balance Sheet and the Closing Date Balance Sheet shall not include any amounts for the BDL Development Liabilities. If Sun does not instruct Resorts to not accept the Sale Offer within such time period, Resorts shall cause RIB to accept the Sale Offer and (i) if the sale pursuant to the Sale


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Offer occurs before the Closing of the Purchase Agreement,
the net proceeds of such sale shall remain with RIB (such net proceeds shall not be included in the Preliminary Closing Date Balance Sheet or the Closing Date Balance Sheet), and Resorts agrees to indemnify RIB and its affiliates from all liabilities relating to BDL, including the BDL Development Liabilities and (ii) if the sale pursuant to the Sale Offer does not occur before the Closing of the Purchase Agreement, prior to the Closing of the Purchase Agreement, Resorts shall cause RIB to transfer the BDL Shares to one of the U.S. Paradise Island Subsidiaries and the net proceeds of the sale pursuant to the Sale Offer shall be paid to RIB, and Resorts agrees to indemnify RIB and its affiliates from all liabilities relating to BDL, including the BDL Development Liabilities; PROVIDED, HOWEVER, if such Sale Offer is withdrawn or terminated, the Option described in paragraph 3 below will become effective.

            3. If none of the transactions described in paragraphs 1 or 2 above have occurred prior to the Closing of the Purchase Agreement, immediately prior to such Closing, Resorts shall cause RIB to transfer the BDL Shares to one of the U.S. Paradise Island Subsidiaries, and shall cause such U.S. Paradise Island Subsidiary to grant to RIB an Option to purchase the BDL Shares for $1.00 (the "Option"). During the term of the Option, RIB shall be required to pay to Resorts the monthly cost of maintaining the assets of BDL. Resorts represents that, disregarding any significant repairs or maintenance, such historical monthly maintenance costs are approximately $10,000. The Option will terminate on the earliest of (i) written notice by Sun (ii) ten Business Days after Resorts has notified Sun in writing that Sun is in default of its obligation to pay monthly maintenance costs; PROVIDED, HOWEVER, that Sun agrees to pay Resorts any overdue monthly maintenance costs, (iii) as provided in paragraphs 4 and 5 below and (iv) November 30, 1994. The Option may be exercised at any time during its term by written notice of exercise from RIB to Resorts. Resorts agrees that during the term of the Option it will not sell or agree to sell any assets of BDL.

            4. If at any time before the Option is terminated, Resorts desires to sell the BDL Shares, it shall notify Sun of its intention to effect such sale and Sun shall have ten Business Days after receipt of such notice to cause RIB to exercise the Option. If the Option is exercised within such ten Business Days, Resort shall no


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enter into a contract to sell the BDL Shares
and shall cause the BDL Shares to be transferred to RIB, and Sun agrees to indemnify Resorts and its affiliates from the BDL Development Liabilities and, subject to the terms of the Purchase Agreement all other liabilities relating to BDL. If the Option is not exercised within such ten Business Days, the Option shall automatically terminate and the net proceeds of any subsequent sale of the BDL Shares or any assets of BDL shall be paid to a U.S. Paradise Island Subsidiary.

            5. If at any time before the Option is terminated a "material claim" is made against BDL, Resorts may notify Sun in writing that it intends to cause BDL to be placed into liquidation and Sun shall have ten Business Days after receipt of such notice to cause RIB to exercise the Option. If the Option is exercised within such ten Business Days, Resorts shall not place BDL into liquidation and shall transfer the BDL Shares to RIB, and Sun agrees to indemnify Resorts and its affiliates from the BDL Development Liabilities and, subject to the terms of the Purchase Agreement all other liabilities relating to BDL. If the Option is not exercised within such ten Business Days, the Option shall automatically terminate and Resorts shall cause BDL to be placed into liquidation and any proceeds available for distribution after such liquidation shall be paid to a U.S. Paradise Island Subsidiary.

            6. If the Option is terminated for any reason, Resorts shall indemnify RIB and its affiliates for all liabilities relating to BDL, including the BDL Development Liabilities. If the Option is terminated as a result of its expiration without exercise on November 30, 1994, Resorts shall be free to deal with BDL and its assets in any manner, and the proceeds of any sale of the BDL Shares or any assets of BDL shall be for the account of Resorts.

            Except as expressly modified hereby, the Purchase Agreement and each section thereof shall remain and continue in full force and effect. This letter agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.



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            If this letter agreement accurately sets forth the agreement between the parties with respect to the matters set forth herein, please execute this letter agreement in the space indicated below and return an original signature page to each of the other persons named below.

                                   Very truly yours,

                                   RESORTS INTERNATIONAL, INC.


                                   By:   /s/ Christopher D. Whitney
                                         --------------------------
                                         Name
                                         Title:

Accepted acknowledged and
agreed to:


SUN INTERNATIONAL HOTELS LIMITED


By:   /s/ Howard B. Kerzner
      ---------------------
      Name
      Title:


Consented to, in accordance with
Section 10.05 of the Purchase Agreement:

FIDELITY MANAGEMENT & RESEARCH COMPANY


By:   /s/ Robert A. Lawrence
      ----------------------
      Name
      Title:



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TWC SPECIAL CREDITS


By:   TWC Asset Management Co., its
      managing partner


By:   /s/ Bruce A. Karsh
      ------------------
      Name
      Title:


By:   /s/ Richard Masson
      ------------------
      Name
      Title: